Exhibit 1.01

Exhibit 1.01 Conflict Minerals Report

For the Year Ended December 31, 2023

This is the Conflict Minerals Report of TTM Technologies, Inc. (the “Company” or “TTM”) for the calendar year 2023 (ended December 31, 2023) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), and the instructions to Form SD. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Conflict Minerals Report, unless otherwise defined herein.

Rule 13p-1 and Form SD require the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are present in the products and necessary to the functionality of such products. Form SD defines “Conflict Minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”).

(1)	Product Description

TTM is a leading global manufacturer of technology solutions, including mission systems, radio frequency (“RF”) components/RF microwave/microelectronic assemblies, quick-turn and technologically advanced printed circuit boards (“PCB”). The Company provides time-to-market and volume production of advanced technology products and offers a one-stop design, engineering and manufacturing solution to customers.

TTM’s Conflict Minerals information is reported under two categories. “PCB” includes all unpopulated “bare board” printed circuit board products. All other products manufactured by TTM are referred to as “Non-PCB”.

As a company whose business is electronics manufacturing and assembly, TTM is several levels removed from the actual mining and refining of Conflict Minerals. TTM does not purchase raw ore or unrefined Conflict Minerals and makes no direct purchases in the Covered Countries.

TTM’s customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently determine the exact materials and components the Company is required to use, and in many cases specify the suppliers from which the Company is required to source these minerals and components. As a result, TTM is limited in its ability to exercise discretion in sourcing certain materials and components. Similarly, the Company’s ability to influence the supply chain practices of suppliers selected by its customers is limited. Thus, the Company’s ability to change the sourcing of its Conflict Minerals depends on its customers’ selections of suppliers and designs.

(2)	Due Diligence in Accordance with the Organization for Economic Cooperation and Development (the “OECD”) 5-Step Framework

TTM has processes in place for the purpose of exercising due diligence over its supply chain as it relates to minerals from conflict-affected and high-risk areas. The design of the due diligence processes conforms substantially to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”) as it relates to “downstream” purchasers of products and components. The due diligence processes have been described below under sub-headings corresponding to the five-step framework of the OECD Guidance.

Step 1 – Establish and Maintain Strong Company Management Systems

1.1

TTM has adopted a Conflict Minerals Policy and Statement (the “Policy”). A copy of the Policy, together with a copy of this Form SD and Conflict Minerals Report, can be found on the Company’s website at: https://investors.ttm.com/corporate-governance/governance-documents. The content of TTM’s website as referred to in this Form SD and Conflict Minerals Report is included for general information only and is not incorporated by reference herein. In accordance with the Policy, TTM is continuing to review its suppliers’ declarations and has sought their cooperation and assistance in ensuring that the Conflict Minerals used in TTM products are sourced reliably and responsibly. However, as noted in the Policy and above, TTM’s purchasing decisions are limited by the level of cooperation it receives from suppliers in sourcing responsibly from non-conflict areas.

Exhibit 1.01 – Page 1

1.2

TTM has a Conflict Minerals Steering Committee to review and enhance the cross-functional working group (the “Working Group”) tasked with developing policies and procedures consistent with the OECD Guidance.

1.3

In accordance with the requirements of Rule 13p-1 and the instructions to Form SD, the Working Group annually reviews the Company’s products, almost all of which are manufactured to customer specifications, to determine if they contain Conflict Minerals necessary to the products’ generally expected functions, use, purpose, or production.

1.4	The Working Group concluded that the bare PCBs may contain gold or tin in surface finishes, and the Non-PCB products manufactured in 2023 may contain any of the four Conflict Minerals in components.

Step 2 – Identify and Assess Risks in the Supply Chain

2.1

The Working Group has identified the suppliers of the materials and components that contain Conflict Minerals in TTM’s products and conducted a supply-chain survey to obtain source smelter identification from its suppliers of Conflict Minerals using the standard conflict minerals reporting template (“CMRT”) published by the Responsible Minerals Initiative (“RMI”) (formerly the Conflict Free Sourcing Initiative).

2.2

The CMRT was distributed to all identified suppliers of components or materials containing Conflict Minerals to determine the country of origin of the Conflict Minerals contained therein, and whether such Conflict Minerals were sourced from recycled or scrap materials. The CMRT requested information on Conflict Minerals in components or materials supplied to TTM for products manufactured during calendar year 2023 and contained representations as to the source and origin of the necessary Conflict Minerals contained in the relevant products.

2.3

In addition to identifying suppliers of Conflict Minerals to the Company and collecting supply-chain smelter information, TTM’s diligence measures included requesting suppliers to declare if any Conflict Minerals contained in their products originated in the Covered Countries.

2.4

The Company believes that complete information was received from all identified suppliers to its PCB products, with the exception of three suppliers which are no longer in our supply chain. However, many suppliers to TTM’s much smaller Non-PCB businesses reported that their supply chain information was incomplete. TTM continues to seek complete and accurate information from its Conflict Minerals supply chain sources from relevant suppliers.

2.5	The Company renewed its membership in the RMI to retain its timely access to global Conflict Minerals smelter information.

2.6	Smelters and refiners identified in the supply-chain survey were checked against RMI-provided smelter information to confirm the status of their Conflict Minerals related sourcing activities.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

3.1

Changes to the status of the identified TTM PCB supply chain smelters were monitored regularly. All identified PCB sourcing concerns were addressed through outreach to the relevant members of TTM’s supply chain. TTM suppliers who identified “high risk” (based on OECD Due Diligence Guidance) smelters in their supply chains were asked to continue to perform due diligence to confirm this information or work to remove the smelters from their supply chain.

3.2	The status of the identified Non-PCB supply chain smelters was updated at the end of 2023.

Exhibit 1.01 – Page 2

3.3

After reviewing supply chain and other identified publicly available information, the Company believes that some portion of the tantalum, tin, tungsten, and gold in the Company’s supply chain may have been mined in Covered Countries. Grouped by metal, the following is TTM’s best estimate of the smelter and smelter location that may have contributed Conflict Minerals from Covered Countries to the Company’s supply chain for products manufactured during the 2023 calendar year:

Metal	Smelter Name	Country[i]
Gold	AU Traders and Refiners	South Africa
Gold	African Gold Refinery	Uganda
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Asahi Refining USA Inc.	United States Of America
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Heimerle + Meule GmbH	Germany
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Istanbul Gold Refinery	Turkey
Gold	K.A. Rasmussen	Norway
Gold	Kundan Care Products Ltd.	India
Gold	L’Orfebre S.A.	Andorra
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Mitsubishi Materials Corporation	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	QG Refining, LLC	United States Of America
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Safimet S.p.A	Italy
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Valcambi S.A.	Switzerland
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Tantalum	AMG Brasil	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

Exhibit 1.01 – Page 3

Metal	Smelter Name	Country[i]
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States Of America
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tin	Aurubis Beerse	Belgium
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Mineracao Taboca S.A.	Brazil
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China

Exhibit 1.01 – Page 4

Metal	Smelter Name	Country[i]
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Kennametal Fallon	United States Of America
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

Although TTM does not have complete source-smelter information from a number of suppliers, the Company obtained no affirmative information indicating that any of the Conflict Minerals from the smelters listed above financed or benefited armed groups that operate in the Covered Countries.

3.4

TTM, along with other companies, served as a signatory on letters delivered to known smelters. Smelters which were currently conformant to the Responsible Minerals Assurance Process (“RMAP”) were thanked for their support of responsible sourcing practices. Those which had not been audited were requested to engage with an industry-recognized responsible sourcing program.

3.5

As noted above, the Company’s supply chain survey did not yield complete source-smelter information from a number of customer-specified suppliers of Conflict Minerals for TTM’s Non-PCB products. The Company is continuing its efforts to work with such suppliers to ensure complete information is provided to the Company, including the country of origin of the relevant Conflict Minerals and the identity of the source smelters used to process the minerals. As additional information is obtained, the Company will undertake to determine whether such smelters have been listed by the RMI as compliant with the RMAP or otherwise. In connection with such continuing diligence, the Company intends to continue education of and outreach to its suppliers as needed.

Step 4 – Carry Out Independent Third Party Audit (“IPSA”) of Smelter/Refiner’s Due Diligence Practices

4.1

TTM supports the RMI RMAP as well as the development and implementation of due diligence practices and tools such as the CMRT. TTM analyzed the data received on smelters and refiners and compared such information against the list of facilities that were designated as “Conformant” by the RMI. However, due to the structure of the Company’s supply chain as noted in the Policy and above, there are generally multiple tiers of suppliers between TTM and the smelters and refiners in the supply chain, and TTM does not purchase raw ore or unrefined Conflict Minerals or make any direct purchases in the Covered Countries. Therefore, as contemplated by the OECD Guidance for “downstream” companies, TTM has not performed its own audits of smelters or refiners. TTM will obtain an IPSA as and when required by Rule 13p-1 and Form SD.

Step 5 – Report Annually on Supply Chain Due Diligence

5.1

TTM submitted its Form SD with Exhibit 1.01 to the Securities and Exchange Commission (“SEC”) and posted the same to TTM’s external website for each prior reporting period. The most recent prior reporting period ended December 31, 2022 and the relevant Form SD was submitted to the SEC and posted on TTM’s external web site on May 18, 2023.

(3)	Products

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture:

As noted in section (1) above, TTM products are the following:

1.	Bare PCBs fabricated to customer specifications, including procurement of heat sinks and their attachments, where applicable;

Exhibit 1.01 – Page 5

2.

Non-PCB products including RF/microwave products manufactured in accordance with TTM designs, products manufactured at RF/microwave manufacturing facilities that were fabricated to customer design and material specifications, printed circuit assemblies assembled to customer specified bills of materials using customer-controlled components from customer approved vendor lists, and any other products assembled to customer design and using customer specified suppliers.

Appendix I contains a listing of smelters provided by TTM’s PCB supply chain for products manufactured during the 2023 calendar year. All of these smelters are currently recognized as RMI Conformant.

Appendix II is a listing of smelters reported by the Company’s Non-PCB supply chain for products manufactured during the 2023 calendar year. The supply chain data quality associated with these parts appears to be significantly less robust. Some smelters names provided may not be actual smelters and some names provided are recognized as not currently participating in any internationally recognized RMAP. TTM will continue to encourage customers to choose known RMAP Conformant sources as opportunities allow.

(4)	Summary

TTM’s reasonable country of origin inquiry is based on third party audit information and, to the extent that audited information is not available, it draws on additional information that TTM and others have collected. To the extent reasonably possible, TTM has documented the country of origin of identified smelters and refiners based on information from the RMI, surveys of smelters and refiners, and/or third party reviews of publicly available information. However, some country of origin information has not been audited by a third party because, among other reasons, applicable smelters and refiners have gone out of operation before completing a third party audit, smelters and refiners have not gone through a third party audit, or the third party audit does not yet include reporting of country of origin information. Based on the information provided by TTM’s suppliers, smelters, and refiners, as well as from the RMI and other sources, TTM believes that the Conflict Minerals contained in its products were processed in the countries listed in the Appendices below and has indicated where the smelters have previously been audited by the RMI and found to be sourcing conflict free or are working with the RMI to be audited in the future.

TTM’s customers, who may also have a responsibility to conduct due diligence as to the source of Conflict Minerals used in their products, frequently determine the exact materials, components, and suppliers the Company uses, which limits the Company’s ability to exercise discretion in sourcing certain materials and components, and ability to influence the supply chain practices of suppliers. Accordingly, the Company’s success in making determinations about the potential presence of Conflict Minerals in its products depends upon various factors including, but not limited to, (i) the respective due diligence efforts of its suppliers and their supply chain; (ii) such suppliers’ respective willingness, whether public or private entities, to disclose such information to the Company; and (iii) the ability of the involved entities to make their determinations in accordance with nationally or internationally recognized standards, including the Guidance provided by the OECD. The failure to obtain reliable information from any level of TTM’s supply chain could have a material impact on the Company’s future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that the Company’s suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that TTM considers reliable or in a time frame sufficient to allow the Company to make its own assessment following appropriate further diligence measures, if any.

Appendix I

Conflict Minerals Sources to PCB Global Operations 2023

Appendix II

Conflict Minerals Sources to Non-PCB Global Operations 2023

Exhibit 1.01 – Page 6

Appendix I

Conflict Minerals Sources to PCB Global Operations 2023

Metal	Smelter Name	Country[i]	RMAP Conformant?
Gold	Agosi AG	Germany	Y
Gold	Argor-Heraeus S.A.	Switzerland	Y
Gold	Asahi Refining Canada Ltd.	Canada	Y
Gold	Asahi Refining USA Inc.	United States Of America	Y
Gold	C. Hafner GmbH + Co. KG	Germany	Y
Gold	Heimerle + Meule GmbH	Germany	Y
Gold	Heraeus Metals Hong Kong Ltd.	China	Y
Gold	Japan Mint	Japan	Y
Gold	Kennecott Utah Copper LLC	United States Of America	Y
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Y
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y
Gold	Metalor Technologies (Suzhou) Ltd.	China	Y
Gold	Metalor USA Refining Corporation	United States Of America	Y
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y
Gold	Royal Canadian Mint	Canada	Y
Gold	Shandong Gold Smelting Co., Ltd.	China	Y
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Y
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y
Gold	United Precious Metal Refining, Inc.	United States Of America	Y
Gold	WIELAND Edelmetalle GmbH	Germany	Y
Tin	Alpha	United States Of America	Y
Tin	Aurubis Beerse	Belgium	Y
Tin	Aurubis Berango	Spain	Y
Tin	CRM Synergies	Spain	Y
Tin	CV Venus Inti Perkasa	Indonesia	Y
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Y
Tin	China Tin Group Co., Ltd.	China	Y
Tin	Dowa	Japan	Y
Tin	EM Vinto	Bolivia (Plurinational State Of)	Y
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Y
Tin	Fenix Metals	Poland	Y
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y
Tin	Jiangxi New Nanshan Technology Ltd.	China	Y
Tin	Luna Smelter, Ltd.	Rwanda	Y
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Y
Tin	Metallic Resources, Inc.	United States Of America	Y
Tin	Mineracao Taboca S.A.	Brazil	Y
Tin	Minsur	Peru	Y
Tin	Mitsubishi Materials Corporation	Japan	Y
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Y
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Y
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Y
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Y
Tin	PT Aries Kencana Sejahtera	Indonesia	Y
Tin	PT Artha Cipta Langgeng	Indonesia	Y
Tin	PT Babel Inti Perkasa	Indonesia	Y
Tin	PT Babel Surya Alam Lestari	Indonesia	Y

Appendix I – Page 1

Metal	Smelter Name	Country[i]	RMAP Conformant?
Tin	PT Bangka Prima Tin	Indonesia	Y
Tin	PT Bangka Serumpun	Indonesia	Y
Tin	PT Bukit Timah	Indonesia	Y
Tin	PT Cipta Persada Mulia	Indonesia	Y
Tin	PT Menara Cipta Mulia	Indonesia	Y
Tin	PT Mitra Stania Prima	Indonesia	Y
Tin	PT Mitra Sukses Globalindo	Indonesia	Y
Tin	PT Prima Timah Utama	Indonesia	Y
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Y
Tin	PT Rajawali Rimba Perkasa	Indonesia	Y
Tin	PT Refined Bangka Tin	Indonesia	Y
Tin	PT Sariwiguna Binasentosa	Indonesia	Y
Tin	PT Sukses Inti Makmur	Indonesia	Y
Tin	PT Timah Tbk Kundur	Indonesia	Y
Tin	PT Timah Tbk Mentok	Indonesia	Y
Tin	PT Tinindo Inter Nusa	Indonesia	Y
Tin	PT Tommy Utama	Indonesia	Y
Tin	Rui Da Hung	Taiwan, Province Of China	Y
Tin	Super Ligas	Brazil	Y
Tin	Thaisarco	Thailand	Y
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Y
Tin	Tin Technology & Refining	United States Of America	Y
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Y
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Y
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Y

Conflict Minerals Smelter Totals - PCB

Metal	Smelter Count
Gold	21
Tin	54

Total	75

Appendix I – Page 2

Appendix II

Conflict Minerals Sources to Non-PCB Global Operations 2023

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	ARY Aurum Plus	United Arab Emirates
Gold	AU Traders and Refiners	South Africa
Gold	AURA-II	United States Of America
Gold	Abington Reldan Metals, LLC	United States Of America	Y
Gold	Advanced Chemical Company	United States Of America	Active
Gold	African Gold Refinery	Uganda
Gold	Agosi AG	Germany	Y
Gold	Aida Chemical Industries Co., Ltd.	Japan	Y
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Al Ghaith Gold	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States Of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Y
Gold	Alpha	United States Of America	Y
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Y
Gold	Argor-Heraeus S.A.	Switzerland	Y
Gold	Asahi Pretec Corp.	United States Of America	Y
Gold	Asahi Refining Canada Ltd.	Canada	Y
Gold	Asahi Refining USA Inc.	United States Of America	Y
Gold	Asaka Riken Co., Ltd.	Japan	Y
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany	Y
Gold	Bangalore Refinery	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Y
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden	Y
Gold	C. Hafner GmbH + Co. KG	Germany	Y
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Y
Gold	CGR Metalloys Pvt Ltd.	India
Gold	CV Makmur Jaya	Indonesia
Gold	Caridad	Mexico
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Changsha South Tantalum Niobium Co., Ltd.	China
Gold	Chimet S.p.A.	Italy	Y
Gold	Chugai Mining	Japan	Y
Gold	Coimpa Industrial LTDA	Brazil	Y
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	DS PRETECH Co., Ltd.	Korea, Republic Of
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	Y
Gold	Daejin Indus Co., Ltd.	Korea, Republic Of
Gold	Dai-ichi Seiko	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Dongwu Gold Group	China
Gold	Dowa	Japan	Y
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Y
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Y
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Y
Gold	Elemetal Refining, LLC	United States Of America

Appendix II – Page 1

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	Active
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China
Gold	Geib Refining Corporation	United States Of America
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Y
Gold	Gold by Gold Colombia	Colombia	Y
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Hua Jian Trade Co., Ltd.	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Gwo Chern industrial Co., Ltd.	Taiwan, Province Of China
Gold	Hang Seng Technology	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany	Y
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany	Y
Gold	Heraeus Metals Hong Kong Ltd.	China	Y
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China
Gold	Hop Hing electroplating factory Zhejiang	China
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Hung Cheong Metal Manufacturing Limited	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	Active
Gold	Impala Rustenburg	South Africa	Active
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Y
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Y
Gold	Istanbul Gold Refinery	Turkey	Y
Gold	Italpreziosi	Italy	Y
Gold	JALAN & Company	India
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Y
Gold	Japan Mint	Japan	Y
Gold	Jiangxi Copper Co., Ltd.	China	Y
Gold	Jin Jinyin Refining Co., Ltd.	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	K.A. Rasmussen	Norway
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Y
Gold	KP Sanghvi International Airport	India	Active
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan	Y
Gold	Kennecott Utah Copper LLC	United States Of America	Y

Appendix II – Page 2

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Gold	Kojima Chemicals Co., Ltd.	Japan	Y
Gold	Korea Metal Co., Ltd.	Korea, Republic Of
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	Y
Gold	Kosak Seiren	Japan
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’Orfebre S.A.	Andorra	Y
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	Y
Gold	LT Metal Ltd.	Korea, Republic Of	Y
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	MD Overseas	India
Gold	MKS PAMP SA	Switzerland	Y
Gold	MMTC-PAMP India Pvt., Ltd.	India	Y
Gold	Marsam Metals	Brazil
Gold	Materion	United States Of America	Y
Gold	Matsuda Sangyo Co., Ltd.	Japan	Y
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Y
Gold	Metallix Refining Inc.	United States Of America
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Y
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Y
Gold	Metalor Technologies (Suzhou) Ltd.	China	Y
Gold	Metalor Technologies S.A.	Switzerland	Y
Gold	Metalor USA Refining Corporation	United States Of America	Y
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Y
Gold	Mitsubishi Materials Corporation	Japan	Y
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Y
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	NH Recytech Company	Korea, Republic Of	Y
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Y
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Y
Gold	Nihon Material Co., Ltd.	Japan	Y
Gold	Nihon Superior Co., Ltd.	Japan
Gold	Nohon Material Corporation	Japan
Gold	Nyrstar Metals	United States Of America
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Y
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Y
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Y
Gold	PX Precinox S.A.	Switzerland	Y
Gold	Pease & Curren	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile	Y
Gold	Precious Metals Sales Corp.	United States Of America
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	QG Refining, LLC	United States Of America
Gold	REMONDIS PMR B.V.	Netherlands	Y
Gold	Rand Refinery (Pty) Ltd.	South Africa	Y
Gold	Realized the Enterprise Co., Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Republic Metals Corporation	United States Of America

Appendix II – Page 3

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Gold	Rio Tinto Group	Australia
Gold	Royal Canadian Mint	Canada	Y
Gold	SAAMP	France
Gold	SAFINA A.S.	Czechia	Y
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Y
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Sabin Metal Corp.	United States Of America
Gold	Safimet S.p.A	Italy
Gold	Sai Refinery	India
Gold	Sam Precious Metals	United Arab Emirates
Gold	Samduck Precious Metals	Korea, Republic Of
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	Sellem Industries Ltd.	Mauritania
Gold	Shan Dong Huangjin	China
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Gold	Shandon Jin Jinyin Refining Limited	China
Gold	Shandong Gold Smelting Co., Ltd.	China	Y
Gold	Shandong Hengbang Smelter Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Y
Gold	Shandong penglai gold smelter	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Y
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China
Gold	Sino-Platinum Metals Co., Ltd.	China
Gold	So Accurate Group, Inc.	United States Of America
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	Y
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	SuZhou ShenChuang recycling Ltd.	China
Gold	Success Technology (Shenzhen) Co., Ltd.	China
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Y
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	Y
Gold	Suntain Co., Ltd.	Taiwan, Province Of China
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China
Gold	T.C.A S.p.A	Italy	Y
Gold	TAIWAN TOTAI CO., LTD.	Taiwan, Province Of China
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Y
Gold	Tai Perng	Taiwan, Province Of China
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Y
Gold	Tokuriki Honten Co., Ltd.	Japan	Y
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Torecom	Korea, Republic Of	Y
Gold	Tsai Brother industries	Taiwan, Province Of China
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Y
Gold	United Precious Metal Refining, Inc.	United States Of America	Y
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Valcambi S.A.	Switzerland	Y

Appendix II – Page 4

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Gold	Value Trading	Belgium
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China
Gold	WANG TING	China
Gold	WEEEREFINING	France	Y
Gold	WIELAND Edelmetalle GmbH	Germany	Y
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Y
Gold	White Solder Metalurgia e Mineração Ltda.	Brazil
Gold	Wuzhong Group	China
Gold	Xiamen JInbo Metal Co., Ltd.	China
Gold	Yamakin Co., Ltd.	Japan	Y
Gold	Yamato Denki Ind. Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan	Y
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China
Gold	Zhaojun Maifu	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	Zhongkuang Gold Industry Co., Ltd.	China
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Y
Gold	Zhuhai toxic materials Monopoly Ltd.	China
Gold	Zhuzhou Smelting Group Co., Ltd	China
Tantalum	5D Production OU	Estonia
Tantalum	AMG Brasil	Brazil	Y
Tantalum	AMG Mining Mibra Mine	Brazil
Tantalum	ANHUI HERRMAN IMPEX CO.	China
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Avon Specialty Metals Ltd.	United Kingdom Of Great Britain And Northern Ireland
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China	Y
Tantalum	CP Metals Inc.	United States Of America
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Y
Tantalum	D Block Metals, LLC	United States Of America	Y
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States Of America
Tantalum	F&X Electro-Materials Ltd.	China	Y
Tantalum	FIR Metals & Resource Ltd.	China	Y
Tantalum	Global Advanced Metals Aizu	Japan	Y
Tantalum	Global Advanced Metals Boyertown	United States Of America	Y
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Y
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Surface Technology and Ceramic Powders GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Y
Tantalum	Hi-Temp Specialty Metals, Inc.	United States Of America
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Y
Tantalum	Jiangxi Tuohong New Raw Material	China	Y
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Y
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Y
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Y
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Y
Tantalum	KEMET Blue Powder	United States Of America
Tantalum	KEMET Corp.	United States Of America
Tantalum	KEMET de Mexico	Mexico	Y
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	Materion Newton Inc.	United States Of America	Y
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Y
Tantalum	Mineracao Taboca S.A.	Brazil	Y

Appendix II – Page 5

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Y
Tantalum	NPM Silmet AS	Estonia	Y
Tantalum	Nantong Tongjie Electrical Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Y
Tantalum	PT Sumber Jaya Indah	Indonesia
Tantalum	Plansee SE	Austria
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria	Y
Tantalum	Power Resources Ltd.	North Macedonia
Tantalum	PowerX Ltd.	Rwanda	Y
Tantalum	QuantumClean	United States Of America	Y
Tantalum	RFH Recycling Metals Co., Ltd.	China	Y
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Y
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Y
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	TANIOBIS Co., Ltd.	Thailand	Y
Tantalum	TANIOBIS GmbH	Germany	Y
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Y
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Y
Tantalum	Taike Technology(Suzhou)Co.,Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan	Y
Tantalum	Tantalite Resources	South Africa
Tantalum	Telex Metals	United States Of America	Y
Tantalum	Tranzact, Inc.	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Y
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China	Y
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Y
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China	Y
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Y
Tantalum	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Y
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Y
Tin	Alpha	United States Of America	Y
Tin	An Thai Minerals Co., Ltd.	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Arco Alloys	United States Of America
Tin	Aurubis Beerse	Belgium	Y
Tin	Aurubis Berango	Spain	Y
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Y
Tin	CRM Synergies	Spain	Y
Tin	CV Ayi Jaya	Indonesia	Y
Tin	CV Dua Sekawan	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia	Y
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Y
Tin	China Tin Group Co., Ltd.	China	Y
Tin	Chofu Works	Japan
Tin	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Tin	DS Myanmar	Myanmar	Y
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dongguan City Xida Soldering Tin Products Co.	China
Tin	Dowa	Japan	Y

Appendix II – Page 6

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Tin	Dragon Silver Holdings Limited	China
Tin	EM Vinto	Bolivia (Plurinational State Of)	Y
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Elemetal Refining, LLC	United States Of America
Tin	Estanho de Rondonia S.A.	Brazil	Y
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Y
Tin	Feinhutte Halsbrucke GmbH	Germany	Y
Tin	Fenix Metals	Poland	Y
Tin	Fuji Metal Mining Corp.	Japan
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China
Tin	Geib Refining Corp.
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Fengming Metallurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Y
Tin	Gejiu Yunxi Group Corp.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Y
Tin	Guangxi Nonferrous Metals Group	China
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	Hezhou Jinwei Tin Co., Ltd.	China
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Y
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Hulterworth Smelter	China
Tin	Jiang Jia Wang Technology Co.	China
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China	Y
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	LIAN JING	China
Tin	Linqu Xianggui Smelter Co., Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda	Y
Tin	M/s ECO Tropical Resources	Singapore
Tin	Ma An Shan Shu Guang Smelter Corp.	China
Tin	Ma’anshan Weitai Tin Co., Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Y
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Y
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Materials Eco-Refining Co., Ltd.	Japan
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metal Concentrators SA (Pty) Ltd.	South Africa	Y
Tin	Metallic Resources, Inc.	United States Of America	Y
Tin	Metallum Group Holding NV	Belgium
Tin	Minchali Metal Industry Co., Ltd.	Taiwan, Province Of China
Tin	Mineracao Taboca S.A.	Brazil	Y
Tin	Ming Li Jia smelt Metal Factory	China
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	Y
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	Peru	Y
Tin	Mitsubishi Materials Corporation	Japan	Y
Tin	Modeltech Sdn Bhd	Malaysia

Appendix II – Page 7

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Tin	Ney Metals and Alloys	United States Of America
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Y
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Y
Tin	OMODEO A. E S. METALLEGHE SRL	Italy
Tin	Old City Metals Processing Co., Ltd.	China
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Y
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Y
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia	Y
Tin	PT Artha Cipta Langgeng	Indonesia	Y
Tin	PT Babel Inti Perkasa	Indonesia	Y
Tin	PT Babel Surya Alam Lestari	Indonesia	Y
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia	Y
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Serumpun	Indonesia	Y
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia	Active
Tin	PT Belitung Industri Sejahtera	Indonesia	Y
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia	Y
Tin	PT Cipta Persada Mulia	Indonesia	Y
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia	Y
Tin	PT Mitra Stania Prima	Indonesia	Y
Tin	PT Mitra Sukses Globalindo	Indonesia	Y
Tin	PT NATARI	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia	Y
Tin	PT Prima Timah Utama	Indonesia	Y
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Y
Tin	PT Rajawali Rimba Perkasa	Indonesia	Y
Tin	PT Rajehan Ariq	Indonesia	Y
Tin	PT Refined Bangka Tin	Indonesia	Y
Tin	PT Sariwiguna Binasentosa	Indonesia	Y
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia	Y
Tin	PT Sukses Inti Makmur	Indonesia	Y
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah Nusantara	Indonesia	Y
Tin	PT Timah Tbk	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia	Y
Tin	PT Timah Tbk Mentok	Indonesia	Y
Tin	PT Tinindo Inter Nusa	Indonesia	Y
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia	Y

Appendix II – Page 8

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Pan Light Corporation	Taiwan, Province Of China
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India	Active
Tin	Resind Industria e Comercio Ltda.	Brazil	Y
Tin	Rian Resources SDN. BHD.	Malaysia	Y
Tin	Rui Da Hung	Taiwan, Province Of China	Y
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China
Tin	Shangrao Xuri Smelting Factory	China
Tin	Shen Mao Solder (M) Sdn. Bhd	Taiwan, Province Of China
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China
Tin	Sichuan Guanghan Jiangnan casting smelters	China
Tin	Sigma Tin Alloy Co., Ltd.	China
Tin	Soft Metais Ltda.	Brazil	Y
Tin	Solder Court Ltd.	China
Tin	Spectro Alloys Corp.	United States Of America
Tin	Sumitomo Metal Mining Co., Ltd.	Japan
Tin	Super Ligas	Brazil	Y
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China
Tin	TAP	United States Of America
Tin	TIN PLATING GEJIU	China
Tin	TONG LONG	China
Tin	TRATHO Metal Quimica	Brazil	Y
Tin	Taicang City Nancang Metal Material Co., Ltd.	China
Tin	Taiwan Huanliang	Taiwan, Province Of China
Tin	Taiwan high-tech Co., Ltd.	Taiwan, Province Of China
Tin	Taiwan’s lofty Enterprises Ltd.	Taiwan, Province Of China
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	Thailand Mine Factory	Thailand
Tin	Thaisarco	Thailand	Y
Tin	Three green surface technology limited company	China
Tin	Tianshui Ling Bo Technology Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Y
Tin	Tin Technology & Refining	United States Of America	Y
Tin	Top-Team Technology (Shenzhen) Ltd.	China
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Untracore Co., Ltd.	Thailand
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	Valcambi SA	Switzerland
Tin	WELLEY	Taiwan, Province Of China
Tin	WUJIANG CITY LUXE TIN FACTORY	China
Tin	Western Australian Mint trading as The Perth Mint	Australia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Y
Tin	XURI	China
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tin	Xianghualing Tin Industry Co., Ltd.	China
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China
Tin	Yifeng Tin	China
Tin	Yiquan Manufacturing	China
Tin	Yuecheng Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Y
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China
Tin	Yunnan Geiju Smelting Corp.	China
Tin	Yunnan Industrial Co., Ltd.	China
Tin	Yunnan Malipo Baiyi Kuangye Co.	China

Appendix II – Page 9

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Y
Tin	Zhongshan Jinye Smelting Co.,Ltd	China
Tin	yunnan xi ye gufen youxian gongsi	China
Tungsten	A.L.M.T. Corp.	Japan	Y
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Y
Tungsten	Avon Specialty Metals Ltd	United Kingdom Of Great Britain And Northern Ireland	Y
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	CP Metals Inc.	United States Of America
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Y
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Y
Tungsten	Cronimet Brasil Ltda	Brazil	Y
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Y
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Y
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Y
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China	Y
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States Of America	Y
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Y
Tungsten	H.C. Starck Group	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany	Y
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Y
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Y
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Y
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan	Y
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Y
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Y
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Y
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Y
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Y
Tungsten	KGETS Co., Ltd.	Korea, Republic Of
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	Active
Tungsten	Kennametal Fallon	United States Of America	Y

Appendix II – Page 10

Metal	Smelter Name	Country[i]	RMAP Conformant?†
Tungsten	Kennametal Huntsville	United States Of America	Y
Tungsten	LLC Vostok	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	Y
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	Y
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Y
Tungsten	Masan High-Tech Materials	Viet Nam	Y
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	India
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tungsten	Niagara Refining LLC	United States Of America	Y
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Y
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Y
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Y
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten	Tungsten Diversified Industries LLC	United States Of America
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Y
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Viet Nam
Tungsten	WOLFRAM Company CJSC	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Y
Tungsten	Woltech Korea Co., Ltd.	Korea, Republic Of
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Y
Tungsten	Xiamen Tungsten Co., Ltd.	China	Y
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China

Conflict Minerals Smelter Totals – Non-PCB

Metal	Smelter Count
Gold	250
Tin	200
Tantalum	70
Tungsten	89

Total	609

[i]	Smelter country names are listed as reported in the RMI Smelter Database.
†	“Active” conformance status indicates that the smelter has committed to undergo an RMAP assessment but is not yet Conformant.

Appendix II – Page 11